Schedule A

List of Series Under each Registrant

Effective as of April 30, 2013

Registrant	FUNDS
Columbia Funds Series Trust I	Active Portfolios Multi-Manager Alternative Strategies Fund
Active Portfolios Multi-Manager Core Plus Bond Fund
Active Portfolios Multi-Manager Small Cap Equity Fund
CMG Ultra Short Term Bond Fund
Columbia Active Portfolios – Select Large Cap Growth Fund
Columbia Balanced Fund
Columbia Bond Fund
Columbia California Tax-Exempt Fund
Columbia Connecticut Intermediate Municipal Bond Fund
Columbia Contrarian Core Fund
Columbia Corporate Income Fund
Columbia Dividend Income Fund
Columbia Emerging Markets Fund
Columbia Energy and Natural Resources Fund
Columbia Greater China Fund
Columbia High Yield Municipal Fund
Columbia Intermediate Bond Fund
Columbia Intermediate Municipal Bond Fund
Columbia International Bond Fund
Columbia Large Cap Growth Fund
Columbia Massachusetts Intermediate Municipal Bond Fund
Columbia Mid Cap Growth Fund
Columbia New York Intermediate Municipal Bond Fund
Columbia New York Tax-Exempt Fund
Columbia Oregon Intermediate Municipal Bond Fund
Columbia Pacific/Asia Fund
Columbia Real Estate Equity Fund
Columbia Risk Allocation Fund
Columbia Select Large Cap Growth Fund
Columbia Small Cap Core Fund
Columbia Small Cap Growth Fund I
Columbia Small Cap Value Fund I
Columbia Strategic Income Fund
Columbia Strategic Investor Fund
Columbia Tax-Exempt Fund
Columbia Technology Fund
Columbia U.S. Treasury Index Fund
Columbia Value and Restructuring Fund

Columbia Funds Variable Insurance Trust	Columbia Variable Portfolio – Asset Allocation Fund
Columbia Variable Portfolio – Contrarian Core Fund
Columbia Variable Portfolio – Core Bond Fund
Columbia Variable Portfolio – Managed Volatility Conservative Fund
Columbia Variable Portfolio – Managed Volatility Conservative Growth Fund
Columbia Variable Portfolio – Managed Volatility Growth Fund
Columbia Variable Portfolio – Select Large Cap Growth Fund
Columbia Variable Portfolio – Small Cap Value Fund
Columbia Variable Portfolio – Small Company Growth Fund
Columbia Variable Portfolio – Strategic Income Fund
Variable Portfolio – AQR Managed Futures Strategy Fund
Variable Portfolio – Eaton Vance Global Macro Advantage Fund
Variable Portfolio – Goldman Sachs Commodity Strategy Fund
Variable Portfolio – Pyrford International Equity Fund

Fee Schedule

Effective as of April 30, 2013

Group I

FUNDS	Effective Date of Fee Rate	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
		$0 - $500	>$500- $1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
Active Portfolio Multi Manager Alternative Strategies Fund(2)	March 14, 2012	0.080%	0.075%	0.070%	0.060%	0.050%
Active Portfolio Multi-Manager Core Plus Bond Fund	March 14, 2012	0.070%	0.065%	0.060%	0.050%	0.040%
Active Portfolio Multi Manager Small Cap Equity Fund	March 14, 2012	0.080%	0.075%	0.070%	0.060%	0.050%
Columbia Active Portfolio – Select Large Cap Growth Fund	March 14, 2012	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Balanced Fund	March 1, 2011	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Bond Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Contrarian Core Fund	March 1, 2011	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Corporate Income Fund	July 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Dividend Income Fund	July 1, 2011	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia High Yield Municipal Fund	July 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Intermediate Bond Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Intermediate Municipal Bond Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia International Bond Fund	July 1, 2011	0.080%	0.075%	0.070%	0.060%	0.050%
Columbia Large Cap Growth Fund	April 1, 2011	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Mid Cap Growth Fund	April 1, 2011	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Risk Allocation Fund	June 18, 2012	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Select Large Cap Growth Fund	July 1, 2011	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Small Cap Core Fund	July 1, 2011	0.080%	0.075%	0.070%	0.060%	0.050%
Columbia Small Cap Growth Fund I	March 1, 2011	0.080%	0.075%	0.070%	0.060%	0.050%
Columbia Small Cap Value Fund	April 30, 2011	0.080%	0.075%	0.070%	0.060%	0.050%

FUNDS	Effective Date of Fee Rate	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
		$0 - $500	>$500- $1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
I
Columbia Strategic Income Fund	May 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Strategic Investor Fund	March 1, 2011	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Tax-Exempt Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Variable Portfolio – Contrarian Core Fund	March 14, 2012	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Variable Portfolio – Core Bond Fund	April 10, 2013	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Variable Portfolio – Select Large Cap Growth Fund	May 1, 2011	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Variable Portfolio – Small Cap Value Fund	May 1, 2011	0.080%	0.075%	0.070%	0.060%	0.050%
Columbia Variable Portfolio – Small Company Growth Fund	May 1, 2011	0.080%	0.075%	0.070%	0.060%	0.050%
Columbia Variable Portfolio – Strategic Income Fund	April 30, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Variable Portfolio – AQR Managed Futures Strategy Fund(2)	March 14, 2012	0.080%	0.075%	0.070%	0.060%	0.050%
Variable Portfolio – Eaton Vance Global Macro Advantage Fund(2)	March 14, 2012	0.080%	0.075%	0.070%	0.060%	0.050%
Variable Portfolio – Goldman Sachs Commodity Strategy Fund(2)	March 14, 2012	0.080%	0.075%	0.070%	0.060%	0.050%
Variable Portfolio – Pyrford International Equity Fund	April 10, 2013	0.080%	0.075%	0.070%	0.060%	0.050%

Group II

FUNDS	Effective Date of Fee Rate	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
		$0 - $250	>$250-$1,000	>$1,000 - $3,000	>$3,000- $12,000	>$12,000
Columbia California Tax-Exempt Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Connecticut Intermediate Municipal Bond Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Massachusetts Intermediate Municipal Bond Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia New York Intermediate	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%

FUNDS	Effective Date of Fee Rate	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
		$0 - $250	>$250-$1,000	>$1,000 - $3,000	>$3,000- $12,000	>$12,000
Municipal Bond Fund
Columbia New York Tax-Exempt Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Oregon Intermediate Municipal Bond Fund	July 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%

Group III

FUNDS	Effective Date of Fee Rate	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
		$0 - $500	>$500 - $1,000	>$1,000 - $3,000	>$3,000
Columbia Real Estate Equity Fund	March 1, 2011	0.060%	0.055%	0.050%	0.040%

Group IV

FUNDS	Effective Date of Fee Rate	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
		$0 - $1,000	>$1,000-$3,000	>$3,000
Columbia Energy and Natural Resources Fund	May 1, 2011	0.060%	0.050%	0.040%
Columbia Pacific/Asia Fund	July 1, 2011	0.080%	0.070%	0.060%

Group V

FUNDS	Effective Date of Fee Schedule	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
		$0 - $3,000	>$3,000- $12,000	>$12,000
Columbia Value and Restructuring Fund	August 1, 2012	0.060%	0.040%	0.030%

Group VI

FUNDS	Effective Date of Fee Schedule	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
		$0 - $750	>$750- $1,000	>$1,000 - $3,000	>$3,000
Columbia Emerging Markets Fund	July 1, 2011	0.080%	0.075%	0.070%	0.060%

Group VII

FUNDS	Effective Date of Fee Schedule	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
		$0 - $1,000	>$1,000-$1,500	>$1,500 - $3,000	>$3,000 - $6,000	>$6,000
Columbia Greater China Fund	July 1, 2011	0.080%	0.070%	0.060%	0.050%	0.040%

Group VIII

FUNDS	Effective Date of Fee Schedule	All ASSETS(1)
CMG Ultra Short Term Bond Fund	May 1, 2010	N/A
Columbia Technology Fund	May 1, 2010	N/A
Columbia U.S. Treasury Index Fund(3)	May 1, 2010	0.300%
Columbia Variable Portfolio – Asset Allocation Fund	October 22, 2010	0.20%

(1)	Annual rates based on a percentage of the Fund’s average daily net assets.
(2)	When calculating asset levels for purposes of determining fee breakpoints, asset levels are based on aggregate net assets of the Fund, including assets invested in any wholly-owned subsidiary advised by the Administrator (“Subsidiaries”). Fees payable by the Fund under this agreement shall be reduced by any administrative fees paid to the Administrator by any Subsidiaries under separate administrative services agreements with the Subsidiaries.
(3)	The Administrator pays all operating expenses of the Fund with the exception of brokerage fees and expenses, taxes, interest, fees and expenses of Trustees who are not officers, directors or employees of the Administrator or its affiliates, and any extraordinary non-recurring expenses that may arise, including, but not limited to, litigation expenses.

Group IX

Fund	Effective Date of Fee Schedule	Category of Portfolio Investment	Assets (in Millions)	Rate of Fee(1)
Columbia Variable Portfolio – Managed Volatility Conservative Fund	April 10, 2013

Category 1: Assets invested in affiliated underlying mutual funds, exchange-traded funds and closed-end funds that pay an administrative services fee to the Investment Manager

Category 2: Assets invested in securities, instruments and other assets not described under Category 1, including without limitation affiliated mutual funds, exchange-traded funds and closed-end funds that do not pay an administrative services fee to the Investment Manager, third party funds, derivatives and individual securities

			All such assets $0 - $500 >$500 - $1,000 >$1,000 - $3,000 >$3,000 - $12,000 >$12,000	0.020 0.060 0.055 0.050 0.040 0.030	% % % % % %

Columbia Variable Portfolio – Managed Volatility Conservative Growth Fund	April 10, 2013

Category 1: Assets invested in affiliated underlying mutual funds, exchange-traded funds and closed-end funds that pay an administrative services fee to the Investment Manager

Category 2: Assets invested in securities, instruments and other assets not described under Category 1, including without limitation affiliated mutual funds, exchange-traded funds and closed-end funds that do not pay an administrative services fee to the Investment Manager, third party funds, derivatives and individual securities

			All such assets $0 - $500 >$500 - $1,000 >$1,000 - $3,000 >$3,000 - $12,000 >$12,000	0.020 0.060 0.055 0.050 0.040 0.030	% % % % % %

Columbia Variable Portfolio – Managed Volatility Growth Fund	April 10, 2013

Category 1: Assets invested in affiliated underlying mutual funds, exchange-traded funds and closed-end funds that pay an administrative services fee to the Investment Manager

Category 2: Assets invested in securities, instruments and other assets not described under Category 1, including without limitation affiliated mutual funds, exchange-traded funds and closed-end funds that do not pay an administrative services fee to the Investment Manager, third party funds, derivatives and individual securities

			All such assets $0 - $500 >$500 - $1,000 >$1,000 - $3,000 >$3,000 - $12,000 >$12,000	0.020 0.060 0.055 0.050 0.040 0.030	% % % % % %

(1)	Annual rates based on a percentage of the Fund’s average daily net assets. In no event shall the administrative fee be negative (even if the portfolio investments in a particular category have a negative net value).

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A and Schedule B as of the date set forth above.

COLUMBIA FUNDS SERIES TRUST I
COLUMBIA FUNDS VARIABLE INSURANCE TRUST
Each on behalf of its respective series listed on Schedule A

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Financial Officer

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Managing Director